Exhibit 7.A





                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated April 5, 1999 (with respect to the financial statements of Security Life Separate Account L1 and the consolidated financial statements of Security Life of Denver Insurance Company and Subsidiaries), in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-90577) and related Prospectus of Security Life of Denver Insurance Company and Security Life Separate Account L1 as filed with the Securities and Exchange Commission on December 3, 1999.


                                              /s/  ERNST & YOUNG LLP

Denver, Colorado
December 3, 1999